Exhibit 10.25

AMENDMENT TO THE U.S. AMENDMENT AGREEMENT

This Amendment to the U.S. Amendment Agreement (this “Amendment”), effective as of October 28, 2013 (the “Amendment Effective Date”), is entered into between Warner Chilcott Company, LLC, a limited liability company organized and existing under the laws of Puerto Rico with a place of business at Union Street, Road 195 Km 1.1, Fajardo, PR 00738 (“WC”), and Sanofi-Aventis U.S. LLC, a corporation organized under the laws of the state of Delaware with a place of business at 300 Somerset Corporate Blvd, Bridgewater, New Jersey 09907 (“S-A”) (WC and S-A are individually referred to herein as a “Party” and collectively as the “Parties”). All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the U.S. Amendment andJor in the Collaboration Agreement (as defined below).

WITNESSETH:

WHEREAS, WC, as assignee of The Procter & Gamble Company and Procter & Gamble Pharmaceuticals, Inc., and S-A, as successor-in-interest to Aventis Pharmaceuticals Inc., are parties to (a) an Amended and Restated Collaboration Agreement, dated as of October 8, 2004 (as amended, the “Collaboration Agreement”), pursuant to which the parties currently collaborate to jointly commercialize the Product on a global basis, excluding Japan, and (b) a U.S. Amendment Agreement dated as of April lst, 2010 (the “U.S. Amendment”), pursuant to which the parties amended the Collaboration Agreement to restructure the commercialization efforts for the Product in the WC Exclusive Territory;

WHEREAS, Actavis Inc., (“Actavis”) has entered into an agreement with Warner Chilcott plc, the parent company of WC (“WC Parent”), pursuant to which Actavis and WC Parent have become subsidiaries of Actavis plc; and

WHEREAS, WC and S-A desire to amend the U.S. Amendment to restructure the Parties’ economic rights and obligations with respect to the Product in the WC Exclusive Territory to provide for an anticipated payment in full satisfaction of WC’s obligations with respect to the global reimbursement payment as it relates to the WC Exclusive Territory for Contract Year 2014.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the Parties hereby agree to amend the terms and conditions of the U.S. Amendment as follows:

1. Amendment. Notwithstanding anything in the Collaboration Agreement or the U.S. Amendment to the contrary, the Parties agree that their respective rights and obligations with respect to the Product (and, to the extent applicable, Product Improvements and OTC Products) in the WC Exclusive Territory shall be revised as set forth in this Amendment.

2. Economic Terms.

(a) US. Completion Payment. Notwithstanding anything in the Collaboration Agreement or U.S. Amendment to the contrary, the Parties agree that at least thirty (30)

Execution copy

days prior to January 1, 2014 (the “U.S. Completion Date”), WC shall pay S-A a definitive lump-sum equal to one hundred twenty-five million U.S. dollars (US$125,000,000), in consideration for WC’s full satisfaction of its obligations with respect to the global reimbursement payment as it relates to Net Outside Sales of the Product in the WC Exclusive Territory for Contract Year 2014 (the “U.S. Completion Payment”). As a result of the foregoing, Schedule 11(B) of the Collaboration Agreement is of no force or effect with respect to the WC Exclusive Territory with regard to Contract Year 2014.

(b) Impact on Global Reimbursement Payment. As a result of the U.S. Completion Payment, from and after the U.S. Completion Date, WC shall have no obligation:

(1) to pay a WCET variable of the global reimbursement payment other than WCET variable that relates to Net Outside Sales prior to the U.S. Completion Date;

(ii) to make any Monthly Global Reimbursement Prepayment for the first six months of Contract Year 2014 and, as a consequence, the global reimbursement payment for Quarters in Contract Year 2014 shall be paid in accordance with Article 11(B) of the Collaboration Agreement, notwithstanding Section 3(c)(ii) of the U.S. Amendment.

(c) No set-off. Notwithstanding Section 10(b) of the U.S. Amendment, WC and its Affiliates shall not have the right to setoff any of the amounts owed by WC to S-A or under this Amendment (i.e., the U.S. Completion Payment) against any amounts due to WC by S-A under the Collaboration Agreement (including the US Amendment) or any other Collaboration Agreement Document.

(d) Obligations for Contract Year 2013. For the sake of clarification and for purposes of this Amendment, the Parties acknowledge and agree that their respective rights and obligations shall remain in full force and effect with respect to any global reimbursement calculations and payment on Net Outside Sales of Product in the WC Exclusive Territory for Contract Year 2013 (including, without limitation, the last Quarter of Contract Year 2013), which shall be paid within sixty (60) days of the end of the relevant Quarter, pursuant to Article 11(B) of the Collaboration Agreement, as amended by Section 3 of the U.S. Amendment.

3. Waiver of Rights and Obligations. In partial consideration for the U.S. Completion Payment (as defined above), from and after the U.S. Completion Date, neither Party shall have any further rights or obligations pursuant to following:

(a) Section 2(b)(ii) of the U.S. Amendment;

(b) Section 2(b)(iii) of the U.S. Amendment, as it relates to Net Outside Sales on or after the U.S. Completion Date;

(c) Section 2(d)(i) of the U.S. Amendment;

(d) Section 2(d)(ii) of the U.S. Amendment;

(e) except with respect to the report due for December 2013, Section 2(d)(iii) of the U.S. Amendment;

(f) except with respect to the report due for the fourth (4th) quarter of Contract Year 2013, Section 2(d)(iv) of the U.S. Amendment;

(g) except with respect to sales for Contract Year 2013, Sections 2(e) of the U.S. Amendment;

(h) solely with respect to S-A’s prior written consent, Section 2(g)(i) of the U.S. Amendment, provided, however, that WC shall cause any such Third Party Licensee to use all commercially reasonable efforts to maintain in good order any Health Registrations held by such Third-Party Licensee within the WC Exclusive Territory which are used as reference for Health Registrations held by S-A or WC anywhere else in the Territory, including, without limitation, the filing of all required reports or certificates with the applicable Ministry of Health, so as to enable S-A to continue to commercialize the Product elsewhere in the Territory; provided, further, that WC shall be responsible for any breach by any Third-Party Licensee of the above obligation;

(i) Section 2(g)(ii) of the US Amendment as it relates to Net Outside Sales of the Product on or after the US Completion Date;

(j) the portion of Section 2(g)(iii) of the US Amendment requiring WC to obtain S-A’s prior written consent to disclose Confidential Information of S-A or any of its Affiliates, without limiting the effect of the remainder of Section 2(g)(iii) of the US Amendment;

(k) the proviso in Section 2(i)(i) of the US Amendment requiring WC to provide notice to and reasonably consult with S-A prior to undertaking a WC Recall provided, however, that the proviso in Section 2(i)(i) of the US Amendment requiring WC to provide notice to S-A’s Alliance General Manager in accordance with Section XXV(M) of the Collaboration Agreement prior to the making of any WC Recall decision shall remain in effect in cases where Sanofi may be obligated under the Collaboration Agreement Documents to share any portion of the cost thereof, notably as described in Section 2(i)(ii) of the US Amendment;

(1) solely with respect to WC’s obligation to keep accurate and correct records of Net Outside Sales of Product in the WC Exclusive Territory for Contract Year 2014, Article XXI(A) of the Collaboration Agreement; and

(m) solely with respect to S-A’s right to audit WC’s records of Net Outside Sales of Product in the WC Exclusive Territory for Contract Year 2014, Article XXI(B) of the Collaboration Agreement.

4. Outstanding Liabilities and Payments. The Parties acknowledge that, to their knowledge, as of the Amendment Effective Date, there are no outstanding liabilities or payments owed by either Party to the other under Sections 7 or 8 of the U.S. Amendment.

5. No Affiliation. For the avoidance of confusion, Article XXII of the Collaboration Agreement does not apply to the commercialization of Secondary Products directly or indirectly by Actavis and its subsidiaries but shall continue to apply to Secondary Products developed for commercialization by WC and its Affiliates in the ordinary course of their business.

6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7. Governing Law. The construction, validity and performance of this Amendment shall be governed in all respects by the laws of the State of Ohio without reference to the choice of law provisions thereof, whether common law or statutory. Any dispute arising under this Amendment shall be resolved in accordance with the terms set forth in Article XVI of the Collaboration Agreement.

8. Effectiveness and Ratflcation. Except as specifically provided for in this Amendment, the terms of the U.S. Amendment and Collaboration Agreement are hereby ratified and confirmed and remain in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

WARNER CHILCOTT COMPANY, LLC

By:

	Name:	David A. Buchen
	Title:	Chief Legal Officer, Global and Secretary

SANOFI-AVENTIS U.S. LLC

By:

	Name:	Anne Whitaker
	Title:	President, North America Pharmaceuticals

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